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                                                                    EXHIBIT 23.1

               CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                                     EXHIBIT

                       CONSENT OF INDEPENDENT ACCOUNTANTS'



To Board of Directors
Front Range Capital Corporation


         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the three-month and six-month periods ended June 30, 2001 our report dated July 25, 2001 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of June 30, 2001 and the related consolidated statements of income, comprehensive income for the three-month and six-month periods then ended and cash flows for six-month period then ended.







                                      /s/ Fortner, Bayens, Levkulich & Co., P.C.


Denver, Colorado
August 13, 2001